UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2008

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 6, 2008, Planar Systems, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter of fiscal 2008 ended June 27, 2008, and its expectations regarding revenue and additional restructuring charges in the fourth quarter of fiscal 2008, and trends in non-GAAP income for the fourth quarter and in profitability and cash flow in fiscal 2009 (the “Earnings Release”). The Earnings Release contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. The Earnings Release is furnished herewith as Exhibit 99.1 to this Report, and shall not be deemed filed for purposes of Section 18 of the Exchange Act.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), the Earnings Release contains non-GAAP financial measures that exclude the income statement effects of the acquisitions of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123(R), “Share-based Payment” (“123R”) and other adjustments. The non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions and various tax charges including the valuation allowance against deferred tax assets. The Earnings Release also contains a calculation of Non-GAAP earnings before interest, taxes, depreciation, and amortization (Non-GAAP EBITDA), which, in addition to excluding the effects of the Clarity and Runco acquisitions, share based compensation, and other adjustments, includes an allocation of Corporate expenses to the Company’s business segments in order to calculate Non-GAAP EBITDA by business segment. Such corporate expenses include Corporate General and Administrative (primarily), Research and Development, and Sales and Marketing which are not specifically identified as related to each business segment in the information provided to the Chief Operating Decision Maker, rather are estimated for the purpose of presenting fully burdened lines of business. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management uses the non-GAAP financial measures for internal managerial purposes, including as a means to compare period-to-period results on both a segment basis and consolidated basis and as a means to evaluate the Company’s results on a consolidated basis compared to those of other companies. In addition, management uses certain of these measures when publicly providing forward-looking statements on expectations regarding future consolidated basis financial results. The Company discloses this information to the public to enable investors who wish to more easily assess the Company’s performance on the same basis applied by management.

Item 7.01.	REGULATION FD

On August 6, 2008, the Company issued a press release announcing the sale of its Medical Business segment to NDS Surgical Imaging for $34.25 million in cash. The press release is furnished herewith as Exhibit 99.2 to this Report, and shall not be deemed filed for purposes of Section 18 of the Exchange Act.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press Release issued by Planar Systems, Inc. dated August 6, 2008.

99.2	Press Release issued by Planar Systems, Inc. dated August 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on August 6, 2008.

PLANAR SYSTEMS, INC. (Registrant)

By	/s/ Stephen M. Going
Stephen M. Going,
Vice President, General Counsel and Secretary